ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of March 31, 2010 between STW Resources Holding Corp. (the "Company") and Viewpoint Securities LLC (“Viewpoint”)with TD BANK, N.A., a Banking Corporation organized and existing under the laws of the United States of America acting as the Escrow Agent (the "Escrow Agent").

WITNESSETH:

The Company, pursuant to a Stock Purchase Agreement dated as of February 2010 (the "Agreement") is offering securities (the "Offering") to certain qualified subscribers (the "Subscribers") consisting of a 12% Convertible Note. Payments will be released to the Company upon written request by the Company to the Escrow Agent.

Pursuant to the terms of the Offering, the Company will deliver to the Escrow Agent each subscription payment (a “Subscription Payment”) received by the Company from a subscriber. The Subscription Payment of such subscriber will be collectively held in one escrow by the Escrow Agent on the terms and conditions hereinafter set forth. The Company will maintain all subscriber records and at least bi-weekly supply the Escrow Agent with a list showing such subscribers name, address and amount of Subscription Payment.

The offering will be made on a “best efforts” basis directly by the Company. The offering and sale of the Shares will terminate no later than 365 days following the effectiveness of the offering (the (“Effective Date”), unless extended upon written direction by the Company for up to an additional days, or such earlier date as shall be determined by the Company (the “Termination Date”). No funds will be accepted by the Escrow Agent after the Termination Date.

The Company agrees to provide the Escrow Agent, in writing, with the Effective Date and the Termination Date.

NOW, THEREFORE, the Company and the Escrow Agent agree as follows:

1. Deposits. Each Subscription Payment received by the Company from a subscriber shall be forwarded to the Escrow Agent along with a certificate from the Company (the "Subscription Certificate") setting forth the name, address, social security number and telephone number of such subscriber, the number of Units or fractional or split Units being purchased and the purchase price being paid for the same. If the Subscription Payment is in the form of a check, it shall be enclosed with the Subscription Agreement. If the Subscription Payment is to be made by wire transfer, the Subscription Agreement shall also state the name, address and telephone number of the financial institution that will be wiring such Subscription Payment.

Each Subscription Payment received by the Escrow Agent from the Company will be deposited and held in accordance with Section 6(a) below. Such account will be held in the name of (the "Escrow"). It is understood that all checks received by Escrow Agent are subject to clearance time and the funds represented thereby cannot be drawn upon or invested until such time as the same constitute good and collected funds. It is additionally understood that should any checks be returned to the Escrow Agent as uncollectible, or returned because of insufficient funds, the Escrow Agent is authorized and instructed to charge expenses incurred by the Escrow Agent on such uncollected checks to the Escrow. The Escrow Agent shall redeposit such check(s) for collection only upon the verbal instruction of the Company; however, in no instance shall the check(s) be presented for collection more than two (2) times. Should the check(s) be uncollectible after the second presentation, the Escrow Agent, shall promptly notify the Company and hold said check(s) until the subscriber has replaced the same with a cashier's check or such other form of draft that the Company and escrow Agent approve, at which time the Escrow Agent shall as soon as practicable return said uncollectible check(s) to the subscriber. In the event the subscriber does not replace said check(s) with a cashier's check or such other form or draft acceptable to Escrow Agent and the Company, the Escrow Agent shall as soon as practicable return the same to such subscriber.

2. Rejection of Subscription Payment. The Company hereby certifies that such Subscription Agreement provides that the purchase of any Unit is subject to the approval of the Company. The Company agrees to notify the Escrow Agent in writing or telephonically with written confirmation as to which Subscriptions are being accepted and which rejected. All such rejections shall be refunded to the respective subscribers at the close of this escrow pursuant to the procedure described in Paragraph 4 hereof, as applicable, or as otherwise directed in writing by the company.

3. Release of Escrow Funds on Closing. If on a Closing Date, as shortened or extended pursuant to the terms of the Agreement the Escrow Agent (a) holds Subscription Payments, representing subscriptions as to which the Company has notified the Escrow Agent, pursuant to paragraph 2 hereof, that the Company has accepted, and (b) has received from the Company a certificate stating that all conditions to such Closing have been met, (i.e. specifically, in the case of the Initial Closing, that the Aggregate Subscription Amount has been accepted), then the Escrow Agent is authorized and instructed to make the following payments: (i) all principal amounts held by the Escrow Agent in the Escrow representing subscriptions as to which the Company has notified the Escrow Agent, pursuant to Paragraph 2 hereof, that the Company has accepted, shall be paid to the Company; (ii) all principal amounts held by the Escrow Agent in the Escrow, representing subscriptions as to which the Company has notified the Escrow Agent, pursuant to paragraph 2 hereof, that the Partnership has rejected, shall be paid to the subscriber. All payments to be made by the Escrow Agent to a subscriber shall be forwarded to the last known address of the subscriber, as communicated in writing to the Escrow Agent by the Company, mailed by first class mail. All payments to be made by the Escrow Agent to the Company shall be forwarded to the Company at 619 West Texas Avenue Suite 126, Midland, Texas 79701, or issued to such account if the Company as the Company shall direct. Upon release of any funds pursuant to this Paragraph 4, the Escrow shall be closed as to the funds released; provided, however , that this Agreement shall remain in effect for further Subscription Payments received by the Escrow Agent from subscribers which shall be placed in Escrow and held by the Escrow Agent in accordance with the terms of this Agreement.

Once the Escrow Agent receives Escrowed Funds a Release Notice, in the form attached hereto as Exhibit A, (the “Release Notice”) must be executed by both the Company and the Placement Agent, such Release Notice shall instruct the Escrow Agent to wire the aggregate Subscription Amounts for the Securities per the joint disbursement instructions of the Company and the Placement Agent.

Upon release of any funds pursuant to this Paragraph 3, the Escrow shall be closed as to the funds released; provided, however , that this Agreement shall remain in effect for further Subscription Payments received by the Escrow Agent from subscribers which shall be placed in Escrow and held by the Escrow Agent in accordance with the terms of this Agreement.

4. Other Refunds. If the Escrow Agent has received from the Company a certificate stating that the Offering is being terminated, then the Escrow Agent is authorized and instructed to make the following payments: (i) all principal amounts held by the Escrow Agent in the Escrow together less the expenses incurred by the Escrow Agent for uncollected checks, if any, shall be paid to the subscribers of the Company; (ii) All earnings shall be paid to the Company. All payments to be made by the Escrow Agent to a subscriber, as communicated in writing to the Escrow Agent by the Company, will be mailed by first class mail. All payments to be made by the Escrow Agent to the Company shall be forwarded to 619 West Texas Avenue Suite 126, Midland, Texas 79701 or issued to such account as the Company may direct. Upon release of the funds pursuant to this Paragraph 4, the Escrow Agent's duties as Escrow Agent will cease and the Escrow shall be closed.

5. Fees. The Company hereby agrees that the Escrow Agent shall be entitled to a fee of $3,500 plus all out of pocket expenses incurred by the Escrow Agent, (the “Escrow Fee”). The fee is due and payable upon execution of the Escrow Agreement. If any fee is not so paid, it shall become a charge upon the Escrowed Funds. The Escrow Agent agrees that in the event that a subsidiary company to the Company is formed to facilitate investment in the Company, the Escrow Fee shall include services to the subsidiary Company which are the same as the services set forth herein to the Company and the Escrow Fee shall be prorated between the two companies

6. Rights, Liabilities and Indemnification of the Escrow Agent.

(a)         The Escrowed Funds shall be invested by the Escrow Agent in accordance with the signed, written instructions of the Board of Directors for STW Resources Holding Corp. In the absence of written instructions from the above-named party, the Escrow Agent shall invest the Escrowed Funds in the money market mutual funds customarily utilized by the Escrow Agent's corporate trust department in the ordinary course of its corporate trust and escrow agent duties. Such money market mutual fund is the Financial Square Treasury Obligations Money Market Fund.

 In investing the Escrowed Funds, the Escrow Agent shall rely upon the written instructions of and the Escrow Agent shall be and hereby is relieved of all liability with respect to making, holding, redeeming or selling such investments in accordance with such instructions. In the absence of the written investment instructions contemplated herein, for any reasons whatsoever, the Escrow Agent shall be and hereby is relieved of all liability with respect to making, holding, redeeming or selling investments made in accordance with the preceding paragraph which prescribes the permissible investment vehicles for the Escrowed Funds absent written instructions from the Board of Directors for STW Resources Holding Corp. .

Escrow Agent is and shall be under no duty to enforce the obligation oto furnish written investment instructions nor shall the Escrow Agent be liable to any person, firm or corporation, including any of the parties hereto, for the investments made, held, redeemed or sold as directed herein in the event that written investment instructions from the Board of Directors for STW Resources Holding Corp. are not furnished to the Escrow Agent.

  (b)        The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of the Escrow Agreement or any other agreement between STW Resources Holding Corp. and Viewpoint Securities LLC.

The Escrow Agent shall not be responsible or liable in any manner whatsoever for the performance of or by STW Resources Holding Corp. and Viewpoint Securities LLC of their respective obligations under this Agreement nor shall the Escrow Agent be responsible or liable in any manner whatsoever for the failure of the other parties to this Escrow Agreement or of any third party to honor any of the provisions of this Escrow Agreement.

  (c)        The parties hereto represent to the Escrow Agent that they are authorized to enter into the Escrow Agreement by their duly authorized representatives and that the Escrow Agent is entitled to rely on this representation without the need to confirm the authority of the representatives.

  (d)        The duties and obligations of the Escrow Agent shall be limited to and determined solely by the express provisions of this Escrow Agreement and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

  (e)        The Escrow Agent is not bound by and is under no duty to inquire into the terms or validity of any other agreements or documents, including any agreements or documents which may be related to, referred to in or deposited with the Escrow Agent in connection with this Escrow Agreement.

  (f)          The Escrow Agent shall be entitled to rely upon and shall be protected in acting in reliance upon any instruction, notice, information, certificate, instrument or other document which is submitted to it in connection with its duties under this Escrow Agreement and which the Escrow Agent in good faith believes to have been signed or presented by the proper party or parties. The Escrow Agent shall have no liability with respect to the form, execution, validity or authenticity thereof.

  (g)        The Escrow Agent shall not be liable for any act which the Escrow Agent may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent or attorney appointed by it, while acting in good faith, unless caused by or arising from its own gross negligence or willful misconduct.

  (h)        The Escrow Agent shall be entitled to consult with counsel of its own selection and the opinion of such counsel shall be full and complete authorization and protection to the Escrow Agent in respect of any action taken or omitted by the Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

(i)                                      The Escrow Agent shall have the right at any time to resign for any reason and be discharged of its duties as Escrow Agent hereunder by giving written notice of its resignation to the parties hereto at least thirty days/business days prior to the date specified for such resignation to take effect. All obligations of the Escrow Agent hereunder shall cease and terminate on the effective date of its resignation and its sole responsibility thereafter shall be to hold the Escrowed Funds, etc. for a period of thirty days/business days following the effective date of resignation, at which time,

I)                   if a successor escrow agent shall have been appointed and written notice thereof shall have been given to the resigning Escrow Agent by parties hereto and the successor escrow agent, then the resigning Escrow Agent shall deliver the Escrowed Funds, etc. to the successor escrow agent; or

II)                 if a successor escrow agent shall not have been appointed, for any reason whatsoever, the resigning Escrow Agent shall deliver the Escrowed Funds, etc. to a court of competent jurisdiction and give written notice of the same to the parties hereto.

The resigning Escrow Agent shall be entitled to be reimbursed by STW Resources Holding Corp. and Viewpoint Securities LLC for any expenses incurred in connection with its resignation and transfer of the Escrowed Funds, etc., pursuant to and in accordance with the provisions of this section.

 (j)          STW Resources Holding Corp. and Viewpoint Securities LLC. jointly and severally agree to indemnify and hold the Escrow Agent harmless from and against any and all liabilities, causes of action, claims, demands, judgments, damages, costs and expenses (including reasonable attorneys fees and expenses) that may arise out of or in connection with the Escrow Agent's good faith acceptance of or performance of its duties and obligations under this Escrow Agreement. The Escrow Agent shall be under no duty to institute any suit, or to take any remedial procedures under this Escrow Agreement, or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided above.

  (k)        In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Fund which, in its sole discretion, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent shall have the absolute right to suspend all further performance under this Escrow Agreement (except for the safekeeping of the Escrow Fund) until the resolution of such uncertainty or conflicting instructions to the Escrow Agent's sole satisfaction by final judgment of a court of competent jurisdiction, joint written instructions from all of the other parties hereto, or otherwise.

  (l)         In the event that any controversy arises between one or more of the parties hereto or any other party with respect to this Escrow Agreement or the Escrow Fund, the Escrow Agent shall not be required to determine the proper disposition of such controversy or the proper disposition of the Escrow Fund and shall have the absolute right, in its sole discretion, to deposit the Escrow Fund with the Clerk of a court of competent jurisdiction, file a suit in interpleader and obtain an order from the court requiring all parties involved to litigate in such court their respective claims arising out of or in connection with the Escrow Fund. Upon the deposit by the Escrow Agent of the Escrow Fund with the Clerk of a court of competent jurisdiction in accordance with this provision, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

  (m)        The Company hereby indemnifies and holds the Escrow Agent harmless from any possible violations of any Environmental Laws including any local, state or federal law, rule or regulation pertaining to environmental matters, as now or hereafter enacted or amended, including without limitation, the Federal Comprehensive Environmental Response; Compensation and Liability Act of 1980; the Federal Resource Conservation and Recovery Act; the Federal Superfund Amendments and Reauthorization Act of 1986; the Federal Toxic Substance Control Act; the Federal Hazardous Material Transportation Act; the Federal Clean Air Act; the Federal Water Pollution Control Act; the Industrial Site Recovery Act; the New Jersey Spill Act; the Underground Storage Tank Act; together with any other federal, state or local superlien, or other statutes, rules or regulations, as now or hereafter amended in any way pertaining to clean-up, disclosure, water pollution control, air pollution control, regulation of solid waste, hazardous waste management, storage tanks, regulation of environmentally sensitive areas, use of ground water, surface waters and wetlands, hazardous and toxic substance reporting and any other laws including case laws, which might be deemed or referred to as environmental common law.

Neither this Escrow Agreement, nor any other agreement between the Company, ViewPoint Securities LLC and the Escrow Agent shall be deemed to create a joint venture between the Escrow Agent and the Company and Viewpoint. Nor shall the Escrow Agent be considered the alter ego of the Company by virtue of this Agreement, or any other agreement.

7.                Modification, Amendment, Rescission. No rescission, modification, amendment, supplement or change of this Escrow Agreement shall be valid or in effect unless notice thereof is given to the Escrow Agent in writing by the Company and accepted by the Escrow Agent.

8.                Successors and Assigns. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors or assigns and shall survive the termination of this Escrow Agreement.

9.                Copies. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.              Notices. All notices, instructions and other communications under this Escrow Agreement shall be in writing except as otherwise specified herein and shall be deemed duly given if sent by certified or registered mail, postage prepaid, return receipt requested and addressed as follows:

(a)	If to the Escrow Agent:

TD Bank, NA
Attn.: Corporate Trust Administration
1701 Route 70 East

Cherry Hill, NJ 08034
Telephone: (856) 751-2735
Fax: (856) 470-6186

(b)	If to the Company:

STW Resources Holding Corp.
Attention Stanley T. Weiner
619 West Texas Avenue Suite 126
Midland, Texas 79701
Fax: (432) 205-0440

(c)	If to Viewpoint:

401 West A Street
Suite 325
San Diego, CA 92101
Telephone: (619) 272-2810
Fax: (619) 272-2811

11.              Applicable Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the United State of America.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.

STW Resources Holding Corp.

By:
Stanley T. Weiner
Title: Chairman and CEO

TD Bank, N.A.

By:

Title:

Viewpoint Securities, LLC

By:
Paul C. DiFrancesco
Title: Partner

Exhibit A

RELEASE NOTICE

The UNDERSIGNED, pursuant to the Escrow Agreement, dated as of July 10, 2009, among STW Resources, Inc. (the “Company”), Viewpoint Securities, LLC (“VP Securities” or “Placement Agent”), as attorney-in-fact for each of the Purchasers and TD Bank, National Association (the “Escrow Agreement”). (Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the Escrow Agreement), hereby notify the Escrow Agent that each of the conditions precedent to the purchase and sale of the Securities set forth in the Subscription Agreement have been satisfied. The Company and Placement Agent hereby confirm that all of their respective representations and warranties contained in the Subscription Agreement remain true and correct and authorize the release by the Escrow Agent of the funds as described in the Escrow Agreement. This Release Notice shall not be effective until executed by the Company and VP Securities. This Release Notice may be signed in one or more counterparts, each of which shall be deemed an original. The Escrow Agent is hereby authorized to disburse such funds as follows:

1.  $                              to STW Resources, Inc. in accordance with the following wire instructions:

STW Resources, Inc.
Bank Name:
Bank Routing #
Account Number:
SWIFT:
Bank Address:

2.  $                              to Viewpoint Securities, LLC_ in accordance with the following wire instructions:

Viewpoint Securities, LLC
Bank Name:
Bank Routing #
Account Number:
Bank Address:

IN WITNESS WHEREOF, the undersigned have caused this Release Notice to be duly executed and delivered as of this day of 2010.

STW RESOURCES, INC.

By:
Name:
Title:

VIEWPOINT SECURITIES, LLC

By:
Name:
Title: